Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of June 10, 2014 is among Green Plains Processing LLC (the “Borrower”), and each Subsidiary of the Borrower that from time to time becomes a party hereto (each such Subsidiary together with the Borrower, individually each a “Debtor” and collectively the “Debtors”) and BNP Paribas, as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto, the Collateral Agent, BNP Paribas, as administrative agent (the “Administrative Agent”), and Bank of Montreal, acting under its trade name, BMO Capital Markets, and BNP Paribas Securities Corp., as joint lead arrangers and joint book runners, have entered into a Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, pursuant to a Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified form time to time, the “Guaranty”), each Debtor, other than the Borrower, has guaranteed the obligations of the Borrower under or in connection with the Loan Agreement; and

WHEREAS, the obligations of the Borrower under the Loan Documents (as defined in the Loan Agreement), and the obligations of each other Debtor under the Guaranty, are to be secured pursuant to this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretation. (a) In addition to terms defined in the preamble and recitals above, (i) capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Loan Agreement, (ii) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Equipment, Fixtures, Goods, Instrument, Inventory, Investment Property, Securities Account, Security, Security Entitlement and Uncertificated Security have the respective meanings assigned to such terms in the UCC (as defined below) and (iii) the following terms have the following meanings:

Assignee Deposit Account - see Section 4.

Collateral - see Section 2.

Computer Hardware and Software means, with respect to any Debtor, all of the following, whether now or hereafter owned, licensed or leased by such Debtor, (a) all computer and other electronic data processing hardware, including integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and peripheral devices and all other related computer hardware; (b) all software programs, operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listing whatsoever); (c) all firmware associated with the foregoing; (d) all rights with respect to the foregoing, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitution, replacement, addition or model conversion of any of the foregoing; and (e) all documentation for the foregoing, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Default means (a) any Event of Default; and (b) any Unmatured Event of Default under Section 12.1.7 or 12.1.8 of the Loan Agreement.

General Intangibles means, with respect to any Debtor, all of such Debtor’s “general intangibles” as defined in the UCC and, in any event, includes all of such Debtor’s trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

Intellectual Property means, with respect to any Debtor, all of such Debtor’s trade secrets and other proprietary information; customer lists; trademarks, service marks, business names, trade names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations that have heretofore been or may hereafter be issued thereon; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations that have heretofore been or may hereafter be issued and all tangible property embodying copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works, books, records, writings, information contained on computer tapes or disks or other electronic media, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights in and to all of the foregoing; in each of the foregoing cases whether now existing or hereafter created or acquired and wherever located throughout the world.

Lender Party means the Collateral Agent, the Administrative Agent, and each Lender.

Liabilities means (a) with respect to the Borrower, all obligations of the Borrower under or in connection with the Loan Agreement or any other Loan Document (including this Agreement); and (b) with respect to any other Debtor, all obligations of such Debtor under or in connection with the Guaranty or any other Loan Document (including this Agreement), in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

Non-Tangible Collateral means, with respect to any Debtor, such Debtor’s Accounts and General Intangibles.

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Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(b) For purposes of this Agreement, (i) the rules of interpretation set forth in Section 1.2 of the Loan Agreement shall apply as if fully set forth herein, mutatis mutandis, and (ii) if, with respect to any Securities, any provision hereof is inconsistent with the Pledge Agreement, the terms of the Pledge Agreement shall control.

2. Grant of Security Interest. As security for the payment of all Liabilities, each Debtor hereby assigns, pledges and conveys to the Collateral Agent for the benefit of the Lender Parties, and grants to the Collateral Agent for the benefit of the Lender Parties, a continuing security interest in, all of such Debtor’s right, title, and interest in, to and under the following, whether now existing or hereafter arising or acquired:

(i) Accounts;

(ii) Chattel Paper;

(iii) Computer Hardware and Software;

(iv) Deposit Accounts;

(v) Documents;

(vi) General Intangibles;

(vii) Goods (including all of its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(viii) Instruments (together with all guaranties thereof and security therefor);

(ix) Intellectual Property;

(x) Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);

(xi) money (of every jurisdiction whatsoever);

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(xii) the Commercial Tort Claims listed on Schedule V;

(xiii) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing; and

(xiv) all other personal property of any kind or nature and wherever located;

All of the foregoing are herein collectively called the “Collateral”.

3. Warranties. Each Debtor warrants that: (a) no financing statement (other than any that may have been filed on behalf of the Collateral Agent or in connection with Permitted Liens) covering any of the Collateral is on file in any public office; (b) such Debtor is the lawful owner, lessee or licensee (as applicable) of all of its Collateral, free of all liens and claims whatsoever, other than Permitted Liens, with full power and authority to execute and deliver this Agreement and perform such Debtor’s obligations hereunder and to subject the Collateral to the security interest hereunder; (c) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to any Lender Party will be true and correct in all material respects as of the date furnished; (d) such Debtor’s jurisdiction of organization, true legal name as registered in such jurisdiction, organizational identification number, if any, designated by such jurisdiction and federal employer identification number are as set forth on Schedule I (and during the five-year period preceding the date hereof or, if later, the date such Debtor becomes a party hereto (the “Preceding Period”) such Debtor has not been organized under the law of any other jurisdiction except as set forth on Schedule I); (e) each location where such Debtor maintains a place of business or has any Goods, excluding motor vehicles and inventory in transit, in each case as of the date hereof, is set forth on Schedule II; (f) except as disclosed on Schedule III, as of the date of this Agreement, such Debtor is not known, and during the Preceding Period has not previously been known, by any trade name; (g) except as disclosed on Schedule III, during the Preceding Period such Debtor has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (h) Schedule IV contains a complete listing of all of such Debtor’s Intellectual Property that is registered under any registration statute and has not subsequently been abandoned or expired; and (i) upon the filing of financing statements on Form UCC-1 in the appropriate governmental offices, the Collateral Agent will have a valid lien upon and perfected security interest in all of the Collateral of such Debtor in which a security interest can be perfected by filing under the UCC (subject only to Permitted Liens).

4. Collections, etc. The Collateral Agent may, and at the direction of the Required Lenders shall, at any time that a Default exists, whether before or after the maturity of any Liabilities, notify any party obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder and enforce collection of any Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any

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part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any party obligated on any Non-Tangible Collateral to make payment to the Collateral Agent for the benefit of the Lender Parties of any amount due or to become due thereunder. Notwithstanding the foregoing, at any time no Default exists, the Collateral Agent shall notify any party to which it has given a notice or with respect to which the Collateral Agent has otherwise taken action under this paragraph, to resume making payments to the applicable Debtor.

Upon request by the Collateral Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) that may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral; provided that if at any time after such a request is made by the Collateral Agent, no Default exists, the obligations of each Debtor under this paragraph shall cease until a further request of the Collateral Agent during the existence of a Default.

During the existence of a Default, (a) all items or amounts that are delivered by any Debtor to the Collateral Agent on account of payment of, or otherwise as proceeds of, any Collateral pursuant to the foregoing paragraph shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) of such Debtor maintained with the Collateral Agent, as security for payment of the Liabilities, and (b) except as expressly set forth herein, no Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. If funds are being deposited into an Assignee Deposit Account pursuant to the foregoing sentence, the Collateral Agent may, from time to time, in its discretion or at the direction of the Required Lenders, and shall upon request of the applicable Debtor made not more than once in any week, apply the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Required Lenders may determine, and the Collateral Agent may, from time to time, in its discretion or at the direction of the Required Lenders, release any portion of such balance to the applicable Debtor; provided that (i) if a Lender shall have notified the Collateral Agent in writing of its desire to withhold all funds in the Assignee Deposit Account during the continuance of a Default, then no such release of funds may be made to the Debtor without the consent of the Required Lenders and (ii) if any Debtor requests release to it of any such funds, such request shall be accompanied by a certificate signed by a Responsible Officer of such Debtor that sets forth the intended use of such funds (each such certificate, a “Collateral Release Certificate”). At any time no Default exists, the Collateral Agent shall, upon request of the applicable Debtor and receipt of a Collateral Release Certificate, release the balance in the Assignee Deposit Account to such Debtor.

During the existence of a Default, the Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any Collateral.

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Each Debtor hereby appoints the Collateral Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instrument that the Required Lenders may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Collateral Agent shall not exercise its rights as such attorney-in-fact unless a Default exists.

5. Certificates, Schedules and Reports. Each Debtor will from time to time deliver to the Collateral Agent, such schedules, certificates and reports with respect to the Collateral, and with respect to items or amounts received by such Debtor in full or partial payment of any Collateral, as the Collateral Agent (at the direction of any Lender) may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Collateral Agent may reasonably specify. Each Debtor shall promptly notify the Collateral Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods that is material to the Borrower and its Subsidiaries taken as a whole, and such notice shall specify or reasonably estimate the amount of such loss or depreciation.

6. Agreements of the Debtors. Each Debtor (a) will, from time to time, execute (as applicable) such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed appropriate by the Collateral Agent) and do such other acts and things (including delivery to the Collateral Agent of any Instruments or Certificated Securities that constitute Collateral), as the Collateral Agent may from time to time reasonably request to establish and maintain a valid and perfected security interest in the Collateral (free of all other Liens other than Permitted Liens) to secure the payment of the Liabilities; (b) will not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent’s interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 30 days’ prior written notice of such change (provided that this Section 6(b) shall not be deemed to authorize any change or transaction prohibited under the Loan Agreement); (c) will keep its records concerning Non-Tangible Collateral in such a manner as will enable the Collateral Agent or its designees to determine at any time the status of such Non-Tangible Collateral; (d) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Collateral Agent may from time to time reasonably request; (e) will, upon request of the Collateral Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form reasonably satisfactory to the Collateral Agent, indicating the security interest of the Collateral Agent hereunder; (f) except for Permitted Liens and as otherwise permitted by the Loan Agreement, will not sell, lease, assign or create or permit to exist any Lien on or security interest in any Collateral; (g) will at all times keep all its Inventory and other Goods insured under policies maintained with responsible insurance companies against loss, damage, theft and other risks to such extent as is required by the Loan Agreement, and cause all such policies to provide that loss thereunder shall be payable to the Collateral Agent, and copies of such policies or certificates thereof shall, if the Collateral Agent so requests, be deposited with or furnished to the Administrative Agent and Collateral Agent in accordance with the terms of the Loan Agreement; (h) will, upon request of the Collateral Agent, (1) cause to be noted, on the applicable certificate for any of its Equipment that is covered by a certificate of

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title, the security interest of the Collateral Agent in such Equipment and (2) deliver all such certificates to the Collateral Agent or its designees; (i) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (j) will not keep any of its property, except motor vehicles and inventory in transit, or maintain any place of business at any location other than its addresses shown on Schedule II or such other locations as may be specified by such Debtor upon not less than 15 days’ prior written notice to the Collateral Agent, provided that if requested by the Collateral Agent with respect to such property, the Collateral Agent (1) has a mortgage lien on such property (if such property is owned by a Debtor) or (2) has received a landlord waiver reasonably satisfactory to the Collateral Agent with respect to such property (if such property is leased by a Debtor); (k) will not maintain any place of business at any location other than in the United States; and (l) will, promptly upon any Responsible Officer of such Debtor obtaining knowledge that such Debtor has acquired a Commercial Tort Claim, notify the Collateral Agent in a writing signed by such Debtor of the details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Each Debtor hereby authorizes the Collateral Agent to file (without the signature of such Debtor) any financing statement, continuation statement or amendment to financing statement in any jurisdiction and with any filing office as the Collateral Agent may determine, in its sole discretion, is necessary or advisable to perfect the security interests granted to the Collateral Agent hereunder. Any such financing statement or amendment may describe the Collateral in the same manner as described in this Agreement or any other agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral, including describing such property as “all assets” or “all personal property”, whether now owned or hereafter acquired.

All reasonable expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default exists, the Collateral Agent shall have the right to bring suit to enforce any Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Collateral Agent do all lawful acts and execute all proper documents required by the Collateral Agent in aid of such enforcement, and such Debtor shall (subject only to any limitation set forth in any Guaranty issued by any Debtor) promptly, upon demand, reimburse and indemnify the Collateral Agent for all reasonable costs and expenses incurred by the Collateral Agent (i) in the exercise of its rights under this Section 6 or any other any right or remedy granted to it hereunder, (ii) in respect of any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement, and (iii) in respect of the collection or enforcement of the Liabilities, except to the extent any of the foregoing are found by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Collateral Agent. Notwithstanding the foregoing or any other provision of this Agreement, the Collateral Agent does not assume any obligation of any Debtor under any contract or other document included in the Collateral by reason of, or arising out of, this Agreement or any security interest granted hereunder.

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7. Default. (a) Whenever a Default exists, the Collateral Agent may exercise from time to time any right or remedy available to it under the UCC, under any other applicable law and/or as described below.

(b) Each Debtor agrees, if a Default exists, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Collateral Agent and (ii) to execute all documents and do all other things that may be necessary in order to enable the Collateral Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

(c) Each Debtor agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market, no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after a Default and at least ten days before any proposed disposition provides notice a reasonable time before such disposition.

(d) Each Debtor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among sellers of the type of property subject to such disposition shall, in each case, be deemed commercially reasonable.

(e) Any cash proceeds of any disposition by the Collateral Agent of any Collateral shall be applied by the Collateral Agent, at the direction of the Required Lenders, to the payment of the Liabilities until paid in full, and any surplus will be paid to the applicable Debtor or as a court of competent jurisdiction shall direct.

(f) In its sole discretion, the Collateral Agent may cancel, forgive or release any TIF Debt.

8. General. The Collateral Agent shall exercise reasonable care in the custody and preservation of any Collateral in its possession (and the Collateral Agent shall be deemed to have exercised such reasonable care if it takes any action that the applicable Debtor requests in writing for such purpose, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any right with respect to any Collateral against prior parties in interest or other rights pertaining to the Collateral, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral).

All notices and requests hereunder shall be given in accordance with Section 14.3 of the Loan Agreement and sent to the applicable party at its address described therewith, at the first address shown for such party on Schedule II or at such other address as such party may, by written notice to the other parties, have designated as its address for such purpose.

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No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement shall remain in full force and effect until all Liabilities (other than contingent indemnification obligations that are not yet due and payable) have been indefeasibly paid in full in cash. Upon any such payment and termination, the Collateral Agent will, upon any Debtor’s request and at such Debtor’s sole expense, (i) deliver to such Debtor, without any representation, warranty or recourse of any kind whatsoever, all of such Debtor’s Collateral held by the Collateral Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence such termination and the release of any security interest granted hereby. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Lender Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such other Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such other Lender Party had not been made.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

This Agreement shall be binding upon the Debtors and the Collateral Agent and their respective successors and assigns (provided that no Debtor may assign its obligations hereunder without the prior written consent of the Collateral Agent), and shall inure to the benefit of each Debtor and the Collateral Agent and the successors and assigns of the Collateral Agent.

This Agreement may be executed in any number of counterparts (including via facsimile or in a .pdf or similar file) and by the different parties hereto on separate counterparts and each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Collateral Agent a joinder to this Agreement, together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of delivery, whereupon the Schedules hereto shall be deemed to be amended automatically to incorporate such information. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by the terms of, this Agreement.

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Other than automatic modifications related to the addition of a party hereto as described in the preceding paragraph, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by Debtors and the Collateral Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE; (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO SUCH ADDRESS OF SUCH PARTY REFERRED TO ABOVE (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICE HEREUNDER), OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK; AND (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH DEBTOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH DEBTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, FOR THE BENEFIT OF THE OTHER LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GREEN PLAINS PROCESSING LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP – Finance & Treasurer

GREEN PLAINS BLUFFTON LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP – Finance & Treasurer

GREEN PLAINS CENTRAL CITY LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP – Finance & Treasurer

GREEN PLAINS ORD LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP – Finance & Treasurer

GREEN PLAINS OTTER TAIL LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP – Finance & Treasurer

GREEN PLAINS SHENANDOAH LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP – Finance & Treasurer

GREEN PLAINS CORN OIL LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP – Finance & Treasurer

BNP PARIBAS, as Collateral Agent

By:	/s/ Karlien Zumpolle
Name:	Karlien Zumpolle
Title:	Vice President

By:	/s/ Keith Richards
Name:	Keith Richards
Title:	Director

Joinder to the Security Agreement dated as of June 10, 2014 among Green Plains Processing LLC, each Subsidiary thereof that becomes a party thereto, and BNP Paribas, as collateral agent.

The undersigned is executing a joinder for purposes of becoming a party to the Security Agreement (and the undersigned has attached hereto supplements to the Schedules to the Security Agreement setting forth all information necessary to make the representations and warranties set forth in the Security Agreement with respect to the undersigned accurate as of the date of the execution and delivery hereof)

[DEBTOR]

By:
Name:
Title:

SCHEDULE I

TO SECURITY AGREEMENT

ORGANIZATIONAL INFORMATION

Borrower/Subsidiary	Jurisdiction of Organization	Jurisdiction Organizational Number	FEIN
Green Plains Processing LLC	DE	4655906	27-0463947
Green Plains Bluffton LLC	IN	2004120800099	84-1663109
Green Plains Central City LLC	DE	4659931	26-4387763
Green Plains Ord LLC	DE	4659937	26-4388271
Green Plains Otter Tail LLC	DE	4917180	27-4915792
Green Plains Shenandoah LLC	DE	4494617	26-1905438
Green Plains Corn Oil LLC	DE	5541368	47-1005482

Sch. I

SCHEDULE II

TO SECURITY AGREEMENT

PLACES OF BUSINESS AND OTHER LOCATIONS AT WHICH GOODS ARE LOCATED

Entity	Address of Principal Place of Business
Green Plains Processing LLC	450 Regency Parkway Suite 400 Omaha NE 68114
Green Plains Corn Oil LLC	450 Regency Parkway Suite 400 Omaha NE 68114
Green Plains Bluffton LLC	1441 South Adams Street Bluffton, IN 46714
Green Plains Central City LLC	214 20th Street Central City, NE 68826
Green Plains Ord LLC	48267 Val-E Road Ord, NE 68862
Green Plains Otter Tail LLC	24096 170th Avenue Fergus Falls, MN 56537
Green Plains Shenandoah LLC	4124 Airport Road Shenandoah, IA 51601

Sch. II

SCHEDULE III

TO SECURITY AGREEMENT

TRADE NAMES, PRIOR LEGAL NAMES, MERGERS, ETC.

1.	Green Plains Processing LLC

a.	Trade Names: none

b.	Prior Legal Names: Green Loup Energy LLC; Green Plains Holdings LLC

c.	Mergers: none

2.	Green Plains Bluffton LLC

a.	Trade Names: None

b.	Prior Legal Names: Indiana Bio-Energy LLC

c.	Mergers: October 15, 2008

3.	Green Plains Central City LLC

a.	Trade Names: none

b.	Prior Legal Names: RBF Acquisition II, LLC

c.	Mergers: none

4.	Green Plains Ord LLC

a.	Trade Names: none

b.	Prior Legal Names: RBF Acquisition VI, LLC

c.	Mergers: none

5.	Green Plains Shenandoah LLC

a.	Trade Names: none

b.	Prior Legal Names: GPRE Shenandoah LLC

c.	Mergers: none

6.	Green Plains Otter Tail LLC

a.	Trade Names: None

b.	Prior Legal Names: OTAV LLC

Sch. III

c.	Mergers: none

7.	8. Green Plains Corn Oil LLC

a.	Trade Names: None

b.	Prior Legal Names: None

c.	Mergers: none

Sch. III

SCHEDULE IV

TO SECURITY AGREEMENT

LIST OF INTELLECTUAL PROPERTY

1.	All Debtors

a.	Trademarks/Applications: NONE

b.	Patents/Applications: NONE

c.	Copyrights/Applications: NONE

d.	Domain Names: NONE

e.	Slogans: NONE

Sch. IV

SCHEDULE V

TO SECURITY AGREEMENT

LIST OF COMMERCIAL TORT CLAIMS

Green Plains Otter Tail LLC—all tort claims arising out of the dryer fire of March 10, 2014

All Other Debtors—None

Sch. V